 Filed pursuant to Rule 424(b)(5)
 Registration No. 333-273018
PROSPECTUS SUPPLEMENT
(To Prospectus Dated July 18, 2023)
Up to $20,000,000
Common Stock
We have entered into an equity distribution agreement (the “equity distribution agreement”) with D.A. Davidson & Co. (the “sales agent” or “Davidson”) relating to the sale of shares of our common stock, par value $5.55 per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the equity distribution agreement, we may from time to time offer and sell shares of common stock having an aggregate offering price of up to $20.0 million through the sales agent, acting as our agent.
Sales of our common stock, if any, pursuant to this prospectus supplement and the accompanying prospectus may be made in transactions that are deemed to be “at the market” offerings as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The sales agent is not required to sell any specific amount of securities but will act as sales agent using commercially reasonable efforts to sell on our behalf all of the shares or our common stock requested to be sold by us, consistent with normal trading and sales practices, on mutually agreed terms between the sales agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
The common stock to which this prospectus supplement relates will be offered and sold at prevailing market prices or at negotiated prices through the sales agent over a period of time and from time to time in transactions at then-current prices. The sales agent will be entitled to compensation equal to 2.75% of the gross offering proceeds of any shares of common stock sold under the equity distribution agreement. In connection with the sale of common stock on our behalf, the sales agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the sales agent may be deemed to be underwriting discounts or commissions. We have also agreed to provide indemnification and contribution to the sales agent with respect to certain liabilities, including liabilities under the Securities Act.
Our shares of common stock are listed on the Nasdaq Global Market under the symbol “PWOD.” On September 12, 2023, the last reported sale price of our common stock on the Nasdaq Global Market was $24.88 per share.
Investing in our shares of common stock involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and the risk factors discussed in our most recent Annual Report on Form 10-K and in our other periodic reports filed with the Securities and Exchange Commission and incorporated herein by reference.
Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
These securities are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the FDIC or any other governmental agency.

D.A. Davidson & Co.

The date of this prospectus supplement is September 13, 2023.

Prospectus
You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized any other person to provide you with information that is different from that contained in, or incorporated by reference in, this prospectus supplement or the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information appearing in, or incorporated by reference in, this prospectus supplement and the accompanying prospectus is accurate only as of their respective dates. Our business, financial condition and results of operations may have changed since those dates. This prospectus supplement supersedes the accompanying prospectus to the extent it contains information that is different from or in addition to the information in that prospectus.

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ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts and is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf registration” process. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about us and the common stock offered by this prospectus supplement and the accompanying prospectus. Some of the information in the accompanying prospectus may not apply to this offering. Generally, when we refer to the prospectus, we are referring to this prospectus supplement and the accompanying prospectus combined as one document. To the extent the information in the prospectus supplement differs from the information in the accompanying prospectus or any document incorporated by reference filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement.
We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of the prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of the prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of the prospectus outside the United States. The prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any common stock offered by the prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference therein, in making your investment decision. You should rely only on the information contained in, or incorporated by reference in, this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus may only be used where it is legal to sell our common stock. You should not assume that the information that appears in this prospectus supplement, the accompanying prospectus and any document incorporated by reference into this prospectus supplement, or the accompanying prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since the date of such information.
This prospectus supplement does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.
Unless this prospectus supplement indicates otherwise or the context otherwise requires, references to the “Company,” “Corporation,” “we,” “our,” “ours,” and “us” refer to Penns Woods Bancorp, Inc., which is a bank holding company formed under the laws of Pennsylvania and headquartered in Williamsport, Pennsylvania, and its subsidiaries on a consolidated basis, unless the context otherwise requires. References to “Jersey Shore State Bank” mean Jersey Shore State Bank, a Pennsylvania state-chartered banking institution and wholly owned subsidiary of the Corporation, references to “Luzerne Bank” mean Luzerne Bank, a Pennsylvania state-chartered banking institution and wholly owned subsidiary of the Corporation, and references to the “Banks” mean both Jersey Shore State Bank and Luzerne Bank. The Corporation’s three other wholly-owned subsidiaries are Woods Real Estate Development Company, Inc., Woods Investment Company, Inc., and United Insurance Solutions, LLC.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
The prospectus and this prospectus supplement and any information incorporated by reference herein or therein contain forward-looking statements relating to future events or our future results. These statements are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to come within the safe harbor protection provided by those sections. Statements that are not historical facts, including statements about our beliefs, opinions or expectations and statements that assume or are dependent upon future events, are forward-looking statements that often contain words such as “expect,” “potentially,” “probably,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “may,” “could,” “should,” “goals,” or “target.” Such statements are based on management’s expectations as of the date of this prospectus and involve many risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. These forward-looking statements may include, among other things:
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statements and assumptions relating to financial performance;

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statements relating to the anticipated effects on results of operations or financial condition from recent or future developments or events;

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statements relating to our business and growth strategies and our regulatory capital levels; and

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any other statements, projections or assumptions that are not historical facts.

Actual future results may differ materially from our forward-looking statements, and we qualify all forward-looking statements by various risks and uncertainties we face, some of which are beyond our control, as well as the assumptions underlying the statements, including, among others, the following factors:
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the strength of the United States economy in general and the strength of the local economies in which we conduct operations and the impact they may have on us and our customers;

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the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs;

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the overall quality of the composition of our loan and securities portfolios;

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electronic, cyber and physical security breaches;

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changes in federal tax law or policy;

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the effects of, and changes in, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System (the “Federal Reserve”);

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inflation, interest rate, market and monetary fluctuations and their effect on the market value of financial assets;

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fluctuations in the demand for loans, the number of unsold homes and other properties and fluctuations in real estate values in our market areas;

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the results of examinations of us by the Federal Reserve and the Banks by the Pennsylvania Department of Banking and Securities and the Federal Deposit Insurance Corporation (“FDIC”), including the possibility that the FDIC may, among other things, require the Banks to increase their capital ratios, increase their allowance for loan losses or to write down assets;

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risks of expansion through acquisitions and mergers, such as unexpected credit quality problems of the loans or other assets, unexpected attrition of the customer base of the acquired institution or branches, and difficulties in integration of the acquired operations;

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our ability to control operating costs and expenses;

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our ability to manage delinquency rates;

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our ability to retain key members of our senior management team;

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the costs of litigation, including settlements and judgments;

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the increased competitive pressures among financial services companies;

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the timely development of and acceptance of new products and services and the perceived overall value of these products and services by businesses and consumers, including the features, pricing and quality compared to our competitors’ products and services;

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rapid technological changes and developments;

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changes in consumer and business spending, borrowing and saving habits and demand for financial services in our market area;

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the ability of key third-party providers to perform their obligations to us;

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changes in auditing or accounting policies and practices, as may be adopted by the financial institution regulatory agencies, the Public Company Accounting Oversight Board or the Financial Accounting Standards Board;

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the occurrence of extraordinary events such as natural disasters, health emergencies (such as pandemics), acts of terrorism, wars, or political conflicts;

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other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services and the other risks described elsewhere herein or in the documents incorporated by reference herein and in our other filings with the Commission; and

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our success at managing the risks involved in the foregoing.

Some of these and other factors are discussed in the “Risk Factors” section and elsewhere in this prospectus and in the documents incorporated by reference herein. The development of any or all of these factors could have an adverse impact on our financial position and results of operations.
Any forward-looking statements are based upon management’s beliefs and assumptions at the time they are made. We undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference in this prospectus or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, unless otherwise required to do so by law or regulation. In light of these risks, uncertainties and assumptions, the forward-looking statements discussed in this prospectus or in the documents incorporated by reference herein might not occur, and you should not put undue reliance on any forward-looking statements.
If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained in this prospectus and in the information incorporated by reference herein. Therefore, we caution you not to place undue reliance on our forward-looking information and statements. We will not update the forward-looking statements to reflect actual results or changes in the factors affecting the forwarding-looking statements.
Forward-looking statements should not be viewed as predictions, and should not be the primary basis upon which investors evaluate us. Any investor in our common stock should consider all risks and uncertainties disclosed in our filings with the Commission described herein under the heading “Where You Can Find More Information,” all of which are accessible on the SEC’s website at http://www.sec.gov.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights some information about us and this offering and it may not contain all of the information that is important to you. You should carefully read the sections entitled “Risk Factors” in this prospectus supplement and in the accompanying prospectus and the documents identified in the sections “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement.
The Company
Penns Woods Bancorp, Inc is a registered bank holding company organized and incorporated under the laws of the Commonwealth of Pennsylvania. The Company is headquartered in Williamsport, Pennsylvania. The Company conducts business through its wholly-owned banking subsidiaries, Jersey Shore State Bank and Luzerne Bank, each a Pennsylvania-chartered bank (collectively referred to as the “Banks”). The Company’s two other wholly-owned subsidiaries are Woods Real Estate Development Company, Inc. and Woods Investment Company, Inc. The Company is also a partner in United Insurance Solutions, LLC. The Company’s business has consisted primarily of managing and supervising the Banks, and its principal source of income has been dividends paid by the Banks and Woods Investment Company, Inc. The M Group, Inc. D/B/A The Comprehensive Financial Group (“The M Group”), which operates as a subsidiary of Jersey Shore State Bank, offers insurance and securities brokerage services. Securities are offered by the M Group through Cetera Financial Group, a registered broker-dealer.
The Banks are engaged in commercial and retail banking which includes the acceptance of time, savings, and demand deposits, the funding of commercial, consumer, and mortgage loans, and safe deposit services. Utilizing a branch office network, ATMs, Internet, and telephone banking delivery channels, the Banks deliver their products and services to the communities they reside in.
Principal Offices
Our principal executive offices are located at 300 Market Street, Williamsport, Pennsylvania 17701, and our telephone number is (570) 322-1111. We maintain an Internet website at http://www.pwod.com. Please note that our website address is provided as an inactive textual reference only. Information contained on or accessible through our website is not part of this prospectus supplement or the prospectus and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus supplement or the prospectus.
The Offering
Issuer
Penns Wood Bancorp, Inc., a Pennsylvania corporation
Common Stock Offered by Us
Shares of our common stock having an aggregate offering price of up to $20.0 million.
Plan of Distribution
“At-the-market” offering that may be made from time to time through the Sales Agent. See “Plan of Distribution.”
Use of Proceeds
We anticipate that the net proceeds of this offering will be used for general corporate purposes, which may include, without limitation contribution to the capital of the Banks to support their lending activities and growth. Allocations of the net proceeds from this offering for specific purposes have not been made as of the date of this prospectus supplement. The precise amounts and timing of the application of proceeds will depend upon our funding requirements. See “Use of Proceeds.”
NASDAQ Global Market symbol
“PWOD”

Risk Factors
An investment in our common stock involves risks. You should carefully consider the risks described below under the heading “Risk Factors” beginning on page S-6 and the other information included in this prospectus supplement and the accompanying prospectus before you purchase any shares of our common stock.
Transfer Agent
Computershare

RISK FACTORS
An investment in our common stock involves certain risks. You should carefully consider the following risk factors, in addition to the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision to purchase shares of our common stock in this offering. The risks and uncertainties described below and those incorporated by reference into this prospectus supplement and the accompanying prospectus are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business. If any of the risks actually occur, our business, financial condition, liquidity, results of operations and prospects could be materially adversely affected. In that case, the market price of our common stock could decline substantially and you could lose all or a part of your investment.
Risks Associated with this Offering and our Common Stock
Future sales or issuances of our common stock in the public markets, or the perception of such sales, could depress the trading price of our common stock.
The sale of a substantial number of shares of our common stock or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our common stock at any time pursuant to this prospectus supplement or in one or more separate offerings. We cannot predict the effect that future sales of common stock or other equity-related securities would have on the market price of our common stock.
We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
Our senior management will have broad discretion in the application of the net proceeds from this offering. Because of the number and variability of factors that will determine our use of the net proceeds, their ultimate use may vary substantially from their currently intended use. Our senior management might not apply our net proceeds in ways that ultimately increase the value of your investment. While we expect to use the net proceeds from this offering as set forth in “Use of Proceeds,” we are not obligated to do so. The failure by our management to apply these funds effectively could harm our business. If we do not invest or apply the net proceeds in ways that enhance stockholder value, we may fail to achieve expected financial results, which could adversely affect our business, financial condition and results of operations, and cause the price of our shares of common stock to decline.
The actual number of shares we will issue under the equity distribution agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the equity distribution agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the sales agent at any time throughout the term of the equity distribution agreement. The number of shares that are sold by the sales agent after delivering a placement notice will fluctuate based on the market price of our common stock during the sales period and limits we set with the sales agent. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.
The common stock offered hereby will be sold in “at the market” offerings, and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.
You may experience future dilution as a result of future equity offerings.
To raise additional capital, we may in the future offer additional shares of common stock or other securities convertible into or exchangeable for common stock at prices that may not be the same as the price per share in this offering. We may sell common stock or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.
The market price of our common stock may fluctuate significantly, and there is a limited trading volume in our common stock. This may make it difficult for you to resell shares of common stock owned by you at times or at prices you find attractive.
The market price of our common stock on the NASDAQ Global Market constantly changes. We expect that the market price of our common stock will continue to fluctuate and there can be no assurance about the market prices for our common stock. In addition, there is limited trading volume in our common stock, and we do not believe this offering will result in a substantially more liquid market for our common stock.
Stock price volatility and the limited trading volume in our stock may make it difficult for you to resell your common stock when you want and at prices you find attractive. Our stock price may fluctuate significantly as a result of a variety of factors, many of which are beyond our control. In addition to those described in “Cautionary Statement Regarding Forward-Looking Statements,” these factors include, among others:
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actual or anticipated variations in quarterly results of operations;

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recommendations by securities analysts;

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operating and stock price performance of other companies that investors deem comparable to us;

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any failure to pay dividends on our common stock or a reduction in dividends;

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continued levels of loan quality and volume origination;

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the adequacy of loan loss reserves;

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the willingness of customers to substitute competitors’ products and services for our products and services and vice versa, based on price, quality, relationship or otherwise;

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interest rate, market and monetary fluctuations;

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the timely development of competitive new products and services by us and the acceptance of such products and services by customers;

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changes in consumer spending and saving habits relative to the financial services we provide;

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relationships with major customers;

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our ability to continue to grow our business internally and through acquisition and successful integration of new or acquired entities while controlling costs;

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news reports relating to trends, concerns and other issues in the financial services industry;

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perceptions in the marketplace regarding us and/or our competitors;

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new technology used, or services offered, by competitors;

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deposit flows;

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changes in accounting principles, policies and guidelines;

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rapidly changing technology;

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significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving us or our competitors;

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failure to integrate acquisitions or realize anticipated benefits from acquisitions;

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changes in and compliance with laws and government regulations of federal, state and local agencies;

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geopolitical conditions such as acts or threats of terrorism or military conflicts;

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quarterly variations in our operating results or the quality of our assets;

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operating results that vary from the expectations of management and investors;

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future sales of our equity or equity-related securities;

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the credit, mortgage and housing markets, the markets for securities relating to mortgages or housing, and developments with respect to financial institutions generally;

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the relatively low trading volume of our common stock; and

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the other factors discussed under “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K for the year ended December 31, 2022 and in the other documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

General market fluctuations, industry factors and general economic and political conditions and events, such as economic slowdowns or recessions, interest rate changes or credit loss trends, could also cause our stock price to decrease regardless of operating results as evidenced by the current volatility and disruption of capital and credit markets.
If we are unable to raise additional capital or generate earnings at current levels, our growth may be constrained and certain distributions, including discretionary dividend payments, by our subsidiary Banks to the holding company may be restricted.
Our net loans increased $283.1 million during the twelve-month period ended June 30, 2023 to $1.8 billion, as we continue to emphasize commercial loan growth coupled with growth in indirect auto lending. We expect to continue to emphasize growth in our commercial and consumer loan portfolios, and additional regulatory capital generated through retained earnings and other sources will be necessary to support any such continued growth. At June 30, 2023, each of Jersey Shore State Bank and Luzerne Bank were “well capitalized” as defined by applicable bank regulatory standards. Applicable regulatory capital requirements also require each Bank to maintain a “capital conservation buffer,” consisting solely of tier 1 common equity, of 2.5% above the regulatory minimum capital requirements for each of the tier 1 common equity (“CET1”), tier 1 (“Tier 1”), and total capital (“Total Capital”) ratios. As a result of the capital conservation buffer requirements, if a bank does not maintain CET1, Tier 1 and Total Capital ratios of at least 7%, 8.5%, and 10.5%, respectively, determined as of the end of each calendar quarter, the bank’s ability to make certain discretionary payments, including discretionary dividend payments, are subject to a maximum payout ratio limitation unless the FDIC approves the distribution or payment. At June 30, 2023, each of Jersey Shore State Bank and Luzerne Bank exceeded the capital conservation buffer requirements for applicable capital ratios, except that the Total Capital to risk-weighted assets ratio for each Bank was slightly below the required 10.5% (10.330% for Jersey Shore State Bank and 10.303% for Luzerne Bank). After giving effect to the maximum payout ratio at June 30, 2023, each of Jersey Shore State Bank and Luzerne Bank was permitted to make discretionary dividend payments of approximately $10.3 million and $1.9 million, respectively. Substantially all of the proceeds of this offering will be contributed to the Banks as additional Tier 1 capital to support their lending activities and continued growth, and increase or maintain CET1, Tier 1, and Total Capital Levels to or at amounts required to exceed the 2.5% capital conservation buffer. If we are unable to generate retained earnings or raise capital in amounts necessary to avoid limitations on discretionary dividend payments by the Banks, our continued growth could be adversely affected.

USE OF PROCEEDS
From time to time, we may issue and sell shares of our common stock having aggregate gross sales proceeds of up to $20,000,000 (before deducting sales agent commissions and expenses). Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions, and proceeds to us, if any, are not determinable at this time. There can be no assurance that, in the future, we will sell any shares under or fully utilize the equity distribution agreement with the sales agent as a source of financing.
We intend to use the net proceeds from this offering for general corporate purposes, which may include contribution to the capital of the Banks to support their lending activities and growth. Allocations of the net proceeds from this offering for specific purposes have not been made as of the date of this prospectus supplement. As a result, our management team will retain broad discretion over the allocation of the net proceeds from this offering, and investors will be relying on the judgment of our management team regarding the application of the net proceeds from this offering.
Our future capital requirements and the availability of and accessibility to additional funds will depend on many factors, including those described in the section of this prospectus supplement captioned “Risk Factors,” and in the documents incorporated by reference into this prospectus supplement and accompanying prospectus.
Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

PLAN OF DISTRIBUTION
We have entered into an equity distribution agreement, dated September 13, 2023 (the “equity distribution agreement”), with D.A. Davidson & Co. (“Davidson”), under which we may issue and sell shares of our common stock from time to time through Davidson, acting as sales agent, subject to certain limitations, having an aggregate gross sales price of up to $20,000,000. Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on or through a stock exchange, or on any other existing trading market for our common stock.
Each time we wish to issue and sell any shares of our common stock under the equity distribution agreement, we will notify Davidson of the aggregate number of shares to be sold, the dates on which such sales are requested to be made, any limitation on the number of shares to be sold in any one day, any minimum price below which sales may not be made, and other sales parameters as we deem appropriate. Once we have so instructed Davidson, unless Davidson declines to accept the terms of such notice, Davidson has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares of common stock up to the amount specified on such terms. The obligations of Davidson under the equity distribution agreement to sell shares of our common stock are subject to a number of conditions that we must meet.
The settlement for sales of common stock between us and Davidson is generally anticipated to occur on the second trading day following the date on which the sale was made. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
We have agreed to pay Davidson a commission equal to 2.75% of the aggregate gross proceeds we receive from each sale of our common stock sold through Davidson pursuant to the equity distribution agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, Davidson’s commissions and the proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Davidson for certain reasonable and documented expenses, including fees and disbursements of its counsel, up to an amount of $50,000. We estimate that the total expenses of the offering payable by us, excluding any commissions and the reimbursement payable to Davidson under the terms of the equity distribution agreement, will be approximately $125,000. The remaining sale proceeds, after deducting any other transaction fees, will equal the net proceeds from the sale of such common stock.
Davidson will provide written confirmation to us before the open on the Nasdaq Global Market on the day following each day on which our shares of common stock are sold under the equity distribution agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the net proceeds.
The sales agent has agreed that, to the extent required by Regulation M under the Exchange Act, it will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.
In connection with the sale of common stock on our behalf, Davidson will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Davidson will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Davidson against certain liabilities, including liabilities under the Securities Act.
The offering of our common stock pursuant to the equity distribution agreement will terminate upon the earlier of (i) the issuance and sale of all shares of our common stock subject to the equity distribution agreement or (ii) the termination of the equity distribution agreement as permitted therein. We or Davidson may suspend the offering of common stock under the equity distribution agreement upon proper notice to the other party and subject to other conditions.
This summary of the material provisions of the equity distribution agreement does not purport to be a complete statement of its terms and conditions. A copy of the equity distribution agreement is filed as an exhibit to a current report on Form 8-K filed under the Exchange Act and is incorporated by reference in this prospectus supplement.
The sales agent and its affiliates have engaged in, and may in the future engage in, investment banking, lending and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In addition, in the ordinary course of their business activities, the sales agent and its affiliates may make or hold a broad array of investments and actively traded debt and equity securities (or related derivative securities) and financial instruments for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The sales agents and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Stevens & Lee, P.C., Reading, Pennsylvania.
EXPERTS
The consolidated financial statements of Penns Woods Bancorp, Inc. as of December 31, 2022 and 2021, and for the years then ended and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022, incorporated by reference in this prospectus have been so incorporated in reliance on the reports of S.R. Snodgrass, P.C., an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 (File No. 333-273018) for the securities being offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus are part of that registration statement, which contains additional information not contained in this prospectus supplement or the accompanying prospectus.
In addition, we file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements, registration statements and other information, including our filings with the SEC. The SEC website address is www.sec.gov.
We make available free of charge through our website our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statement on Schedule 14A and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Information about us can be found on the internet at the Company’s website at www.pwod.com. Please note that our website address is provided as an inactive textual reference only. Information contained on or accessible through our website is not part of the prospectus and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in the prospectus.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” certain information that we file with the SEC into this prospectus supplement and the accompanying prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, except for information incorporated by reference that is superseded by information contained any document we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus. Likewise, any statement in this prospectus supplement or the accompanying prospectus, or any document which is incorporated or deemed to be incorporated by reference therein, will be deemed to have been modified or superseded to the extent that any statement contained in any document that we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference therein modifies or supersedes that statement. This prospectus supplement incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the filing of this prospectus supplement and prior to the sale of all the securities covered by this prospectus supplement and the accompanying prospectus or prior termination of this offering.
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2022;

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our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023;

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our Current Reports on Form 8-K filed on May 12, 2023, and May 17, 2023; and

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the description of our common stock contained in the Registration Statement on Form 10 pursuant to which our common stock was registered under Section 12 of the Exchange Act as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2022.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the documents or information that have been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address and telephone number.
We are also incorporating by reference into this prospectus supplement additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until all of the securities offered by this prospectus supplement and the accompanying prospectus have been sold or we otherwise terminate the offering. Any statement contained in a document that is incorporated by reference will be deemed to be modified or superseded for all purposes to the extent that a statement contained in this document (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement.
Notwithstanding the foregoing, any document or portion of a document that is “furnished” to, but not “filed” with, the SEC is not incorporated by reference in this prospectus supplement or the accompanying prospectus.
These documents may be obtained as explained above (see “Where You Can Find More Information”), or you may request a free copy of any or all of these documents, including exhibits that are specifically incorporated by reference into these documents, by writing to or calling us at the following address or telephone number:
Penns Woods Bancorp, Inc.
110 Reynolds Street
South Williamsport, Pennsylvania 17702
Attention: Michelle Karas
Telephone: (570) 322-1111
You should rely only on the information in this prospectus supplement, the accompanying prospectus, and the documents that are incorporated by reference. We have not authorized anyone else to provide you with different information. We are not offering these securities in any state or jurisdiction where the offer is prohibited by law. You should not assume that the information in this prospectus supplement, the accompanying prospectus, or any document incorporated by reference is accurate as of any date other than the date of such document.

PROSPECTUS
$85,000,000
PENNS WOODS BANCORP, INC.
Common Stock
Preferred Stock
Depositary Shares
Warrants
Debt Securities
Subscription Rights
We may offer and sell any combination of the securities listed above, in one or more offerings, up to a total dollar amount of $85,000,000. We may offer these securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more prospectus supplements. The debt securities, preferred stock and warrants may be convertible or exercisable or exchangeable for debt or equity securities of the Company or of one or more entities.
We will provide the specific terms of the securities offered in supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. Please read this prospectus, the applicable prospectus supplement and any related information, as well as any documents incorporated by reference in this prospectus or any prospectus supplement, carefully before you invest in any of our securities.
Our common stock is traded on the NASDAQ Global Select Market under the symbol “PWOD.” On June 27, 2023, the closing price of our common stock on the NASDAQ Global Select Market was $25.63 per share. You are urged to obtain current market prices of our common stock. The applicable prospectus supplement will contain information, where applicable, as to any listing on the NASDAQ Global Select Market or any securities market or other exchange of the securities covered by the applicable prospectus supplement.
The securities may be offered and sold on a continuous or delayed basis, through agents, dealers or underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. If agents or any dealers or underwriters are involved in the sale of the securities, the applicable prospectus supplement will set forth the names of the agents, dealers or underwriters and any applicable commissions or discounts. Net proceeds from the sale of securities will be set forth in the applicable prospectus supplement. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.
Investing in our securities involves risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” on page 5 of this prospectus, in any prospectus supplement and in our periodic reports and other information we file with the Securities and Exchange Commission before making any decision to invest in our securities.
Our principal executive offices are located at 300 Market Street, Williamsport, Pennsylvania 17701. Our website provides information about us, our history, goals and philosophy, as well as certain corporate press releases. Our website is located at http://www.pwod.com. The contents of our website do not constitute part of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
These securities are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
The date of this prospectus is July 18, 2023.

i

ABOUT THIS PROSPECTUS
In this prospectus, the “Company,” “we,” “our,” “ours,” and “us” refer to Penns Woods Bancorp, Inc., which is a financial holding company formed under the laws of Pennsylvania and headquartered in Williamsport, Pennsylvania, and its subsidiaries on a consolidated basis, unless the context otherwise requires. References to “Jersey Shore State Bank” mean Jersey Shore State Bank, a Pennsylvania state-chartered banking institution, references to “Luzerne Bank” mean Luzerne Bank, a Pennsylvania state-chartered banking institution, and references to the “Banks” mean both Jersey Shore State Bank and Luzerne Bank.
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the “Commission,” utilizing the “shelf” registration process. Under this process, we may, from time to time, offer and sell, in one or more offerings, the securities described in this prospectus with a total aggregate principal amount or initial purchase price amount of $85,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. You should read this prospectus, the prospectus supplement, and the information incorporated by reference in this prospectus before making an investment in our securities. See “Where You Can Find More Information” for more information. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.
The registration statement that contains this prospectus, including the exhibits and the documents incorporated herein by reference, contains additional information about us and the securities offered under this prospectus and any prospectus supplement. The registration statement can be obtained at the Commission’s website or our website, which are mentioned in this prospectus under the heading “Where You Can Find More Information.”
You should rely only on the information contained in this prospectus or any prospectus supplement and those documents incorporated by reference in this prospectus or any accompanying prospectus supplement. Neither we, nor the selling securityholders, have authorized anyone to provide you with information that is in addition to, or different from, that contained in this prospectus or any accompanying prospectus supplement. If anyone provides you with different or additional information, you should not rely on it. This prospectus may only be used where it is legal to sell these securities, and neither we nor any of the selling security holders have authorized anyone to make any representations in connection with an offering other than those contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. Neither this prospectus nor any prospectus supplement is an offer to sell, or a solicitation of an offer to buy, in any state where the offer or sale is prohibited. The information in this prospectus, any prospectus supplement or any document incorporated herein or therein by reference is accurate as of the date contained on the cover of such documents. Neither the delivery of this prospectus or any prospectus supplement, nor any sale made under this prospectus or any prospectus supplement will, under any circumstances, imply that information in this prospectus or any prospectus supplement is correct as of any date after the date of this prospectus or any such prospectus supplement.
We may sell our securities to underwriters who will in turn sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents which we may designate from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any of those offers.
A prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to be received by the Company. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, or the ‘Securities Act.”

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is a part of a registration statement on Form S-3 filed by us with the Commission under the Securities Act. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus concerning the provisions of such documents are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.
We file periodic reports, proxy statements and other information with the Commission. Our filings with the Commission are available to the public over the Internet at the Commission’s website at http://www.sec.gov. Our filings with the Commission are also available to the public on our website at http://www.pwod.com, as well as through document retrieval services.
The Commission allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file subsequently with the Commission will automatically update and supersede the information in this prospectus. In all cases, you should rely on the later information to the extent the information on any given topic included in this prospectus is different.
We incorporate by reference the documents listed below and any filings we make with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the initial filing of the registration statement that contains this prospectus and prior to the time that all the securities offered by this prospectus are sold by us; provided, however, that we are not incorporating any information that is deemed “furnished” in accordance with the Commission’s rules, including, but not limited to, information under Items 2.02 or Item 7.01 of any Current Report on Form 8-K including related exhibits:
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our Annual Report on Form 10-K for the year ended December 31, 2022;

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our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023;

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our Current Reports on Form 8-K filed on January 30, 2023, March 1, 2023, April 28, 2023, May 12, 2023, May 17, 2023, and May 26, 2023;

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the description of our common stock contained in the Registration Statement on Form 10 pursuant to which our common stock was registered under Section 12 of the Exchange Act as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2022.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the documents or information that have been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address and telephone number:
Penns Woods Bancorp, Inc.
110 Reynolds Street
South Williamsport, Pennsylvania 17702
Attention: Michelle Karas
Telephone: (570) 322-1111
You should rely only on the information contained in this prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information. Neither the Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation of the contrary is a criminal offense.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any accompanying prospectus supplement and any information incorporated by reference herein or therein contain forward-looking statements relating to future events or our future results. These statements are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, or the “Exchange Act,” and are intended to come within the safe harbor protection provided by those sections. Statements that are not historical facts, including statements about our beliefs, opinions or expectations and statements that assume or are dependent upon future events, are forward-looking statements and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “may,” “could,” “should,” “goals” or “target.” Such statements are based on management’s expectations as of the date of this prospectus and involve many risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Such risks and uncertainties are discussed more fully under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2022, and include, but are not limited to the following:
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statements and assumptions relating to financial performance;

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statements relating to the anticipated effects on results of operations or financial condition from recent or future developments or events;

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statements relating to our business and growth strategies and our regulatory capital levels; and

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any other statements, projections or assumptions that are not historical facts.

Actual future results may differ materially from our forward-looking statements, and we qualify all forward-looking statements by various risks and uncertainties we face, some of which are beyond our control, as well as the assumptions underlying the statements, including, among others, the following factors:
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the strength of the United States economy in general and the strength of the local economies in which we conduct operations and the impact they may have on us and our customers;

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the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs;

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the overall quality of the composition of our loan and securities portfolios;

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electronic, cyber and physical security breaches;

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the occurrence of fraudulent activity, breaches or failures of our information security controls or cybersecurity-related incidents;

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interruptions involving our information technology and telecommunications systems or third-party servicers;

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legislative and regulatory changes;

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changes in federal tax law or policy;

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the effects of, and changes in, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System (the “Federal Reserve”);

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inflation, interest rate, market and monetary fluctuations and their effect on the market value of financial assets;

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fluctuations in the demand for loans, the number of unsold homes and other properties and fluctuations in real estate values in our market areas;

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the results of examinations of us by the Federal Reserve and of the Banks by the Pennsylvania Department of Banking and Securities and the Federal Deposit Insurance Corporation (“FDIC”), including the possibility that the FDIC may, among other things, require the Banks to increase their capital ratios, increase their allowance for loan losses or to write down assets;

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risks of expansion through acquisitions and mergers, such as unexpected credit quality problems of the loans or other assets, unexpected attrition of the customer base of the acquired institution or branches, and difficulties in integration of the acquired operations;

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our ability to control operating costs and expenses;

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our ability to manage delinquency rates;

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our ability to retain key members of our senior management team;

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the costs of litigation, including settlements and judgments;

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the increased competitive pressures among financial services companies;

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the timely development of and acceptance of new products and services and the perceived overall value of these products and services by businesses and consumers, including the features, pricing and quality compared to our competitors’ products and services;

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rapid technological changes and developments;

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changes in consumer and business spending, borrowing and saving habits and demand for financial services in our market area;

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the ability of key third-party providers to perform their obligations to us;

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changes in auditing or accounting policies and practices, as may be adopted by the financial institution regulatory agencies, the Public Company Accounting Oversight Board or the Financial Accounting Standards Board;

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the occurrence of extraordinary events (such as natural disasters, acts of terrorism, wars, or political conflicts);

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other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services and the other risks described elsewhere herein or in the documents incorporated by reference herein and in our other filings with the Commission; and

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our success at managing the risks involved in the foregoing.

Some of these and other factors are discussed in the “Risk Factors” section and elsewhere in this prospectus and in the documents incorporated by reference herein. The development of any or all of these factors could have an adverse impact on our financial position and results of operations.
Any forward-looking statements are based upon management’s beliefs and assumptions at the time they are made. We undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference in this prospectus or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, unless otherwise required to do so by law or regulation. In light of these risks, uncertainties and assumptions, the forward-looking statements discussed in this prospectus or in the documents incorporated by reference herein might not occur, and you should not put undue reliance on any forward-looking statements.
If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained in this prospectus and in the information incorporated by reference herein. Therefore, we caution you not to place undue reliance on our forward-looking information and statements. We will not update the forward-looking statements to reflect actual results or changes in the factors affecting the forwarding-looking statements.
Forward-looking statements should not be viewed as predictions, and should not be the primary basis upon which investors evaluate us. Any investor in our common stock should consider all risks and uncertainties disclosed in our filings with the Commission described above under the heading “Where You Can Find More Information,” all of which are accessible on the Commission’s website at http://www.sec.gov.

ABOUT PENNS WOODS BANCORP, INC.
Penns Woods Bancorp, Inc. (the “Company”) is a Pennsylvania corporation (NASDAQ symbol: PWOD) and registered bank holding company headquartered in Williamsport, Pennsylvania. The Company conducts business through its wholly-owned banking subsidiaries, Jersey Shore State Bank and Luzerne Bank, each a Pennsylvania-chartered bank (collectively referred to as the “Banks”). The Company’s two other wholly-owned subsidiaries are Woods Real Estate Development Company, Inc. and Woods Investment Company, Inc. The Company is also a partner in United Insurance Solutions, LLC. The Company’s business has consisted primarily of managing and supervising the Banks, and its principal source of income has been dividends paid by the Banks and Woods Investment Company, Inc. The M Group, Inc. D/B/A The Comprehensive Financial Group (“The M Group”), which operates as a subsidiary of Jersey Shore State Bank, offers insurance and securities brokerage services. Securities are offered by The M Group through Cetera Financial Group, a registered broker-dealer.
The Banks are engaged in commercial and retail banking which includes the acceptance of time, savings, and demand deposits, the funding of commercial, consumer, and mortgage loans, and safe deposit services. Utilizing a branch office network, ATMs, Internet, and telephone banking delivery channels, the Banks deliver their products and services to the communities they reside in.
For the year ended December 31, 2022, net income was $17.4 million, resulting in basic and diluted earnings per share of $2.47. At December 31, 2022, total assets were $2.0 billion, total deposits were $1.6 billion, and shareholders’ equity was $167.7 million.
The Company’s principal executive offices are located at 300 Market Street, Williamsport, Pennsylvania 17701 and our telephone number is (570) 322-1111. Additional information about us is included in our filings with the Commission, which are incorporated by reference into this prospectus. See “Where You Can Find More Information” in this prospectus.
RISK FACTORS
An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully read and consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and any updates described in our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are incorporated herein by reference and may be amended, supplemented or superseded from time to time by other reports we file with the Commission in the future, together with information in this prospectus and any other information incorporated by reference into this prospectus. See the section of this prospectus entitled “Where You Can Find More Information.” The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business and operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.
USE OF PROCEEDS
Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes. General corporate purposes may include, among other purposes, contribution to the capital of the Banks to support their lending and investing activities; the repayment of debt; to support or fund acquisitions of other institutions or branches, if opportunities for such transactions become available; and investments in activities that are permitted for bank holding companies. We may temporarily invest funds that we do not immediately need for these purposes in investment securities or use them to make payments on our borrowings. The applicable prospectus supplement will provide details on the use of proceeds of any specific offering.

SECURITIES WE MAY OFFER
The securities that may be offered from time to time through this prospectus are:
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common stock;

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preferred stock, which we may issue in one or more series, either separately or represented by depository shares;

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debt securities, which we may issue in one or more series;

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warrants entitling the holders to purchase other securities; and.

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subscription rights consisting of any combination of the above securities.

We will describe the terms of particular securities that we may offer in the future in a prospectus supplement that we will deliver with this prospectus. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement. In each prospectus supplement we will include, if relevant and material, the following information:
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type and amount of securities that we propose to sell;

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initial public offering price of the securities;

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maturity;

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original issue discount, if any;

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rates and times of payment of interest, dividends or other payments, if any;

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redemption, conversion, exercise, exchange, settlement or sinking fund terms, if any;

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ranking as to priority of payment upon liquidation or right to payment of dividends;

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voting or other rights, if any;

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conversion, exchange or settlement prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion, exchange or settlement prices or rates and in the securities or other property receivable upon conversion, exchange or settlement;

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names of the underwriters, agents or dealers, if any, through or to which we will sell the securities;

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compensation, if any, of those underwriters, agents or dealers;

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details regarding over-allotment options, if any;

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net proceeds to us;

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information about any securities exchange or automated quotation system on which the securities will be listed or traded;

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material United States federal income tax considerations applicable to the securities;

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any material risk factors associated with the securities; and

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any other material information about the offer and sale of the securities.

In addition, the applicable prospectus supplement and any related free writing prospectus may add, update or change the information contained in this prospectus or in the documents we have incorporated by reference.

DESCRIPTION OF COMMON STOCK
The following description of our common stock is a summary, which includes only those terms of our common stock that we believe will be most important to your decision to invest in our common stock. It is our articles of incorporation and bylaws as well as the Pennsylvania Business Corporation Law of 1988, as amended, referred to as the PBCL, however, and not this summary, which define your rights as a holder of our common stock. This summary is qualified in its entirety by reference to the complete text of these documents and the “PBCL,” which you should read for a full description of the terms of our common stock. Our articles of incorporation and bylaws are incorporated by reference in this prospectus as exhibits to the registration statement of which this prospectus is a part.
Authorized Shares of Capital Stock
The Company’s authorized capital stock consists of 22,500,000 shares of common stock, par value $5.55 per share, and 3,000,000 shares of preferred stock. As of December 31, 2022, we had 7,056,585 shares of common stock issued and outstanding. No shares of preferred stock were issued and outstanding as of December 31, 2022.
Voting Rights
Holders of our common stock are entitled to one vote for every share having voting power on all matters submitted for action by the shareholders. The holders of our common stock do not have cumulative voting rights in the election of directors.
Dividends and Distributions
Holders of common stock are entitled to receive ratably dividends if, as and when dividends are declared from time to time by our board of directors out of funds legally available for that purpose, after payment of dividends required to be paid on outstanding preferred stock, if any. While we are not subject to certain restrictions on dividends applicable to a bank, our ability to pay dividends to the holders of our common stock will depend to a large extent upon the amount of dividends paid by the Banks to us. Regulatory authorities restrict the amount of cash dividends the Banks can declare without prior regulatory approval.
Ranking
Upon liquidation, dissolution or winding up, the holders of common stock are entitled to receive ratably the assets available for distribution to the shareholders after payment of liabilities and accumulated and unpaid dividends and liquidation preferences on outstanding preferred stock, if any.
No Conversion Rights; No Preemptive Rights; No Redemption
Holders of common stock have no preemptive or conversion rights and are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock, which our board of directors may designate and issue in the future without further shareholder approval.
Stock Exchange Listing
The Company’s common stock is listed on the Nasdaq Global Select Market under the symbol, “PWOD.”
Fully Paid and Nonassessable
Outstanding shares of common stock are validly issued, fully-paid and nonassessable.
Preferred Stock
The Company’s articles of incorporation authorize the board of directors to fix by resolution the voting rights, designations and preferences, priorities, qualifications, privileges, limitations, restrictions, options, conversion rights, dividend features, retirement features, liquidation features, redemption features and other special or relative rights of the preferred stock and any series thereof. The board of directors has full authority to issue authorized preferred stock from time to time in one or more series, without further shareholder approval.
Anti-Takeover Provisions
Certain provisions of the Company’s articles of incorporation, bylaws and the PBCL may have an anti-takeover effect and could delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares of our common stock held by shareholders.
Pennsylvania Anti-Takeover Provisions
Certain anti-takeover provisions of the PBCL apply to Pennsylvania registered corporations (e.g., publicly traded companies) including those relating to (1) control share acquisitions, (2) disgorgement of profits by certain controlling persons, (3) business combination transactions with interested shareholders, and (4) the rights of shareholders to demand fair value for their stock following a control transaction. Pennsylvania law allows corporations to opt-out of these anti-takeover sections, but we have not opted out of any of these anti-takeover provisions. A general summary of these applicable anti-takeover provisions is set forth below.
Control Share Acquisitions.   Pennsylvania law regarding control share acquisitions relates to the act of acquiring for the first time voting power over voting shares (other than (i) shares owned continuously by the same natural person since January 1, 1988, (ii) shares beneficially owned by any natural person or trust, estate, foundation or similar entity to the extent such shares were acquired solely by gift, inheritance, bequest, device or other testamentary distribution, directly or indirectly, from a natural person who beneficially owned the shares prior to January 1, 1988 or (iii) shares acquired pursuant to a stock split, stock dividend or similar distribution with respect to shares that have been beneficially owned continuously since their issuance by the Company by the shareholder that acquired them from the Company or that were acquired from such shareholder pursuant to (ii) above) equal to: (a) at least 20% but less than 33-1∕3%; (b) at least 33- 1∕3% but less than 50%; or (c) 50% or more of the voting power of the corporation. Once a control share acquisition has occurred, then all shares in excess of the triggering threshold, plus shares purchased at any time with the intention of acquiring such voting power or shares purchased within 180 days of the date the triggering threshold was exceeded, are considered control shares. Control shares cannot vote either until their voting rights have been restored by two separate votes of the shareholders, as described below, or until they have been transferred to a person who is not an affiliate of the transferor and does not thereby also become the holder of control shares.
The holder of control shares may wait until the next annual or special meeting after the acquisition took place to submit the question of the restoration of voting rights to the shareholders, or the acquiring person may accelerate the process by agreeing to underwrite the cost of a special meeting of shareholders for that purpose. In either case, the acquiring person is required to furnish for distribution to the shareholders an information statement containing a detailed disclosure concerning the acquiring person, its intentions with respect to ownership of securities of the corporation and other matters. As an alternative, a person submitting a bona fide written offer to make a control share acquisition may request prospective approval by the shareholders of the exercise of the voting rights of the shares proposed to be acquired, provided that the control share acquisition is consummated within 90 days after shareholder approval is obtained. Two shareholders’ votes are required to approve the restoration of voting rights. First, the approval of a majority of all voting power must be obtained. Second, the approval of a majority of all disinterested shareholders must be obtained.
For a period of 24 months after the later of (a) a control share acquisition by an acquiring person who does not properly request consideration of voting rights, or (b) the denial of such a request or lapse of voting rights, the corporation may redeem all the control shares at the average of the high and low public market sales price of the shares on the date notice of the call for redemption is given by the corporation.

Disgorgement of Profits by Certain Controlling Persons.   Pennsylvania law regarding disgorgement of profits by certain controlling persons applies in the event that (a) any person or group directly or indirectly publicly discloses or causes to be disclosed that the person or group may seek to acquire control of the corporation, or (b) a person or group acquires, offers to acquire or directly or indirectly publicly discloses (or causes to be disclosed an intent to acquire) 20% or more of the voting power of the corporation and, in either case, sells shares within 18 months thereafter. Any profits from sales of equity securities of the corporation received by the person or group during such 18-month period will belong to the corporation if the securities that were sold were acquired during the 18-month period after or within 24 months prior to becoming a controlling person.
Business Combination Transactions with Interested Shareholders.   Pennsylvania law regarding business combination transactions with interested shareholders provides that a person who acquires the direct or indirect beneficial ownership of shares entitled to cast at least 20% of the votes entitled to be cast for the election of directors or an affiliate or associate of the Company who at any time within the prior five years was the beneficial owner, directly or indirectly, of 20% of the voting shares of the Company is an “interested shareholder.” A corporation subject to this provision may not effect mergers or certain other business combinations with the interested shareholder for a period of five years, unless:
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the business combination or the acquisition of stock by means of which the interested shareholder became an interested shareholder is approved by the corporation’s board of directors prior to such stock acquisition;

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the business combination is approved by the affirmative vote of the holders of all the outstanding common shares of the corporation; or

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the business combination is approved by the affirmative vote of the holders of a majority of all shares entitled to vote, excluding votes of shares held by the interested shareholders or their affiliates, and at the time of such vote, the interested shareholder is the beneficial owner of at least 80% of the voting shares of the corporation. This exception applies only if the value of the consideration to be paid by the interested shareholder in connection with the business combination satisfies certain fair price requirements.

After the five-year restricted period, an interested shareholder of the corporation may engage in a business combination with the corporation if (a) the business combination is approved by the affirmative vote of a majority of the shares other than those beneficially owned by the interested shareholder and its affiliates, or (b) the merger is approved at a shareholders meeting and certain fair price requirements are met.
Rights of Shareholders to Demand Full Value for their Stock Following Control Transaction.   Under Pennsylvania law, a control transaction is an acquisition by a person or group of the voting power over at least 20% of the voting shares of the corporation. Subject to exceptions, if a Pennsylvania registered corporation is subject to a control transaction, the controlling person or group must provide prompt notice of the transaction to the court and each shareholder of record holding voting shares. Any holder of voting shares may make a written demand on the controlling person or group for payment in cash of the fair value of each voting share at the date on which the control transaction occurs. The minimum value that a shareholder can receive is the highest price paid per share by the controlling person or group within the 90-day period ending on and including the date of the control transaction. If any shareholder believes the fair value of her shares is higher than the price offered by the controlling person or group, the shareholder may file a petition with the court seeking appraisal of the shares.
Blank Check Preferred Stock
The Company’s articles of incorporation provide for the issuance of preferred stock having terms established by our board of directors without shareholder approval.
Staggered Board of Directors
The Company’s articles of incorporation provide for the classification of the board of directors into three classes with each class serving a staggered three-year term. As a result of this classification, only one third of the entire board of directors stands for election in any one year and a minimum of two annual meetings would be required to elect a majority of the board of directors. This may have the effect of deterring or discouraging, among other things, a proxy contest for control of the Company, the assumption of control of the Company by a holder of a large block of our common stock, and the removal of incumbent management of the Company or the Banks.
Calling of Special Meetings of Shareholders
Pursuant to our bylaws, special meetings of shareholders may only be called by the Chairman of the Company’s board of directors, by the Company’s board of directors, or by the President of the Company.
Advance Notice Requirements for Shareholder Proposals and Director Nominations
The Company’s bylaws provide that notice of any proposal by a shareholder which the shareholder desires to submit to a vote at our annual meeting, including any director nominations, must be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Company not less than ninety (90) days nor more than one hundred and fifty (150) days prior to any annual meeting of shareholders. Our bylaws also specify requirements as to the contents of the shareholder’s notice or nomination. If notice is not provided in accordance with these provisions, a shareholder’s proposal will not appear on the meeting agenda.
Super Majority Voting Requirements for Certain Transactions
The Company’s articles of incorporation provide that no merger, consolidation, liquidation or dissolution of the Corporation nor any action that would result in the sale or other disposition of all or substantially all of the assets of the Corporation shall be valid unless first approved by the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Common Stock, unless 75% or more of the members of the Company’s board of directors approve the transaction in advance. This provision of the articles of incorporation does not apply to any merger, consolidation, share exchange or similar transaction involving the Company if (i) members of the Company’s board of directors will constitute at least a majority of the board of directors of the surviving or new corporation or entity immediately after the transaction and (ii) shareholders of the Company will hold in the aggregate voting shares of the surviving or new corporation or entity to be outstanding immediately after completion of the transaction entitled to cast at least a majority of the votes entitled to be cast generally for the election of directors.
Board of Directors May Oppose Any Take-Over Offer
The Company’s articles of incorporation provide that the board of directors may, if it deems it advisable, oppose a tender, or other offer for the Company’s securities, whether the contemplated payment is in cash or in the securities of a corporation, or some other form of consideration. When considering whether to oppose an offer, the board of directors may consider any pertinent issues, including any or all of the following:
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whether the offer price is acceptable based on the historical and present operating results or financial condition of the Company;

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whether a more favorable price could be obtained for the Company’s securities in the future;

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the impact which an acquisition of the Company would have on the employees, depositors and customers of the Company and its subsidiaries in the community which they serve;

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the reputation and business practices of the offeror and its management and affiliates as they would affect the employees, depositors and customers of the Company and its subsidiaries and the future value of the Company’s stock;

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the value of the securities (if any) which the offeror is offering in exchange for the Company’s securities, based on an analysis of the worth of the Company as compared to the corporation or other entity whose securities are being offered; and

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any antitrust or other legal and regulatory issues that are raised by the offer.

If the board of directors determines that an offer should be rejected, it may take any lawful action to accomplish its purpose including:
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advising shareholders not to accept the offer;

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litigation against the offeror;

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filing complaints with governmental and regulatory authorities;

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acquiring the authorized but unissued securities or treasury stock or granting options with respect thereto;

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acquiring a company to create an antitrust or other regulatory problem for the offeror; and

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obtaining a more favorable offer from another individual or entity.

Amendments to Articles of Incorporation
Under the PBCL, an amendment to our articles of incorporation requires, except in limited cases where a greater vote may be required, the affirmative vote of a majority of the votes cast by all shareholders entitled to vote on the matter and the affirmative vote of a majority of the votes cast by all shareholders within each class or series of shares if such class or series is entitled to vote on the matter as a class. The PBCL also provides that our shareholders are not entitled by statute to propose amendments to our articles of incorporation.
The Company’s articles of incorporation provide that, in addition to any affirmative vote required by law, the approval of any amendment to Article 13 (business combinations) of our articles of incorporation requires the affirmative vote of holders of at least 66-2/3% of the outstanding shares of voting stock.
Amendments to Bylaws
The Company’s bylaws provide that our bylaws may be amended or repealed, in whole or in part, by the affirmative vote of a majority of the board of directors at any regular or special meeting of the board of directors. The PBCL provides that the ability of our board of directors to adopt, amend or repeal our bylaws is subject to the power of our shareholders to change such action. The PBCL also provides that our board of directors does not have the authority to adopt or change a bylaw on specified subjects, including, but not limited to, our authorized capital, the personal liability of directors, various matters relating to our board of directors, and matters relating to the voting rights of shareholders.
Transfer Agent and Registrar
Computershare is the transfer agent and registrar for our common stock.
Restrictions on Ownership
The Bank Holding Company Act of 1956 generally prohibits any company that is not engaged in banking activities and activities that are permissible for a bank holding company or a financial holding company from acquiring control of the Company. “Control” is generally defined as ownership of 25% or more of the voting stock or other exercise of a controlling influence. In addition, any existing bank holding company would need the prior approval of the Federal Reserve Board before acquiring 5% or more of the voting stock of the Company. In addition, the Change in Bank Control Act of 1978 prohibits a person or group of persons from acquiring control of a bank holding company unless the Federal Reserve Board has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve Board, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as the Company, could constitute acquisition of control of the bank holding company. Under the Pennsylvania Banking Code of 1965, prior approval of the Pennsylvania Department of Banking and Securities is required prior to the acquisition of 10% or more of any Pennsylvania chartered bank, such as the Banks, or its holding company.

DESCRIPTION OF PREFERRED STOCK
The complete terms of the preferred stock will be contained in the prospectus supplement and in the applicable amendment to our articles of incorporation creating one or more series of preferred stock that may be adopted by our board of directors in the future. You should read the applicable amendment to our articles of incorporation and the prospectus supplement, which will contain additional information and which may update or modify some of the information below.
The Company’s board of directors is authorized to issue up to 3,000,000 shares of preferred stock, in one or more series, without shareholder approval. As of March 31, 2023, there were no shares of our preferred stock issued and outstanding. Our board of directors has the discretion to determine the designations, rights, preferences, privileges, qualifications and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges, liquidation preferences and sinking fund terms, of each series of preferred stock, any or all of which may be greater than the rights of the common stock.
Preferred Stock We May Offer
Prior to the issuance of a new series of preferred stock, we will amend our articles of incorporation by filing a certificate of designation that will designate the number of shares of that series and the terms of that series. The issuance of any preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. The ability of our board of directors to issue preferred stock could discourage, delay or prevent a takeover or other corporate action.
The terms of any particular series of preferred stock will be described in the prospectus supplement relating to that particular series of preferred stock, including, where applicable:
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the designation, stated value and liquidation preference of such preferred stock and the number of shares offered;

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the offering price;

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the dividend rate or rates (or method of calculation), the date or dates from which dividends shall accrue, and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

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any redemption or sinking fund provisions;

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the amount that shares of such series shall be entitled to receive in the event of our liquidation, dissolution or winding-up;

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the terms and conditions, if any, on which shares of such series shall be convertible or exchangeable for shares of our stock of any other class or classes, or other series of the same class;

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the voting rights, if any, of shares of such series;

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the status as to reissuance or sale of shares of such series redeemed, purchased or otherwise reacquired, or surrendered to us on conversion or exchange;

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the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us or any subsidiary, of the common stock or of any other class of our shares ranking junior to the shares of such series as to dividends or upon liquidation;

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the conditions and restrictions, if any, on the creation of indebtedness of us or of any subsidiary, or on the issuance of any additional stock ranking on a parity with or prior to the shares of such series as to dividends or upon liquidation; and

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any additional dividend, liquidation, redemption, sinking or retirement fund and other rights, preferences, privileges, limitations and restrictions of such preferred stock.

Unless otherwise specified in the applicable prospectus supplement, each series of preferred stock will, upon issuance, rank senior to the common stock and on a parity in all respects with each other outstanding series of preferred stock. The rights of the holders of our preferred stock will be subordinate to those of our general creditors. The description of any series of preferred stock that may be issued is qualified by reference to the provisions of the applicable certificate of amendment establishing the terms of such series.
The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.
DESCRIPTION OF DEPOSITARY SHARES
The depositary shares will be issued under deposit agreements to be entered into between us and a bank or trust company, as depositary, all to be set forth in the applicable prospectus supplement relating to any or all depositary shares in respect of which this prospectus is being delivered. We will file a copy of the deposit agreement and the depositary receipt with the SEC each time we issue a series of depositary shares, and these depositary receipts and deposit agreement will be incorporated by reference into the registration statement of which this prospectus forms a part.
General
If we elect to offer fractional interests in shares of preferred stock, we will provide for the issuance by a depositary to the public of receipts for depositary shares. Each depositary share will represent fractional interests of preferred stock. We will deposit the shares of preferred stock underlying the depositary shares under a deposit agreement between us and a bank or trust company selected by us. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $50 million. The depositary receipts will evidence the depositary shares issued under the deposit agreement.
The deposit agreement will contain terms applicable to the holders of depositary shares in addition to the terms stated in the depositary receipts. Each owner of depositary shares will be entitled to all the rights and preferences of the preferred stock underlying the depositary shares in proportion to the applicable fractional interest in the underlying shares of preferred stock. The depositary will issue the depositary receipts to individuals purchasing the fractional interests in shares of the related preferred stock according to the terms of the offering described in a prospectus supplement.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the entitled record holders of depositary shares in proportion to the number of depositary shares that the holder owns on the relevant record date. The depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The depositary will add the undistributed balance to and treat it as part of the next sum received by the depositary for distribution to holders of depositary shares.
If there is a non-cash distribution, the depositary will distribute property received by it to the entitled record holders of depositary shares, in proportion, insofar as possible, to the number of depositary shares owned by the holders, unless the depositary determines, after consultation with us, that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to the holders. The deposit agreement also will contain provisions relating to how any subscription or similar rights that we may offer to holders of the preferred stock will be available to the holders of the depositary shares.
Conversion, Exchange and Redemption
If any series of preferred stock underlying the depositary shares may be converted or exchanged, each record holder of depositary receipts will have the right or obligation to convert or exchange the depositary shares represented by the depositary receipts.
Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem, at the same time, the number of depositary shares representing the preferred stock. The depositary will redeem the depositary shares from the proceeds it receives from the corresponding redemption, in whole or in part, of the applicable series of preferred stock. The depositary will mail a notice of redemption to the record holders of the depositary shares that are to be redeemed between 30 and 60 days before the date fixed for redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share on the applicable series of preferred stock. If less than all the depositary shares are to be redeemed, the depositary will select which shares to be redeemed by lot, proportionate allocation or another method.
After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption.
Voting
When the depositary receives notice of a meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the particulars of the meeting to the record holders of the depositary shares. Each record holder of depositary shares on the record date may instruct the depositary on how to vote the shares of preferred stock underlying the holder’s depositary shares. The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock. We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed.
Record Date
Whenever (1) any cash dividend or other cash distribution will become payable, any distribution other than cash shall be made, or any rights, preferences or privileges will be offered with respect to the preferred stock, or (2) the depositary receives notice of any meeting at which holders of preferred stock are entitled to vote or of which holders of preferred stock are entitled to notice, or of the mandatory conversion of or any election on our part to call for the redemption of any preferred stock, the depositary will in each such instance fix a record date (that will be the same as the record date for the preferred stock) for the determination of the holders of depositary receipts (x) who will be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof or (y) who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or of such redemption or conversion, subject to the provisions of the deposit agreement.
Amendments
We and the depositary may agree to amend the deposit agreement and the depositary receipt evidencing the depositary shares. Any amendment that (a) imposes or increases certain fees, taxes or other charges payable by the holders of the depositary shares as described in the deposit agreement or (b) otherwise prejudices any substantial existing right of holders of depositary shares, will not take effect until 30 days after the depositary has mailed notice of the amendment to the record holders of depositary shares. Any holder of depositary shares that continues to hold its shares at the end of the 30-day period will be deemed to have agreed to the amendment.
Termination
We may direct the depositary to terminate the deposit agreement by mailing a notice of termination to holders of depositary shares at least 30 days before termination. In addition, a deposit agreement will automatically terminate if:
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the depositary has redeemed all related outstanding depositary shares, or

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we have liquidated, terminated or wound up our business and the depositary has distributed the preferred stock of the relevant series to the holders of the related depositary shares.

The depositary may likewise terminate the deposit agreement if at any time 60 days have expired after the depositary have delivered to us a written notice of its election to resign and a successor depositary has not been appointed and accepted its appointment. If any depositary receipts remain outstanding after the date of termination, the depositary thereafter will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the deposit agreement except as provided below and except that the depositary will continue (1) to collect dividends on the preferred stock and any other distributions with respect thereto and (2) to deliver the preferred stock together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, without liability for interest thereon, in exchange for depositary receipts surrendered. At any time after the expiration of two years from the date of termination, the depositary may sell the preferred stock then held by it at public or private sales, at such place or places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property then held by it, without liability for interest thereon, for the pro rata benefit of the holders of depositary receipts that have not been surrendered.
Payment of Fees and Expenses
We will pay all fees, charges and expenses of the depositary, including the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are stated in the deposit agreement for their accounts.
Resignation and Removal of Depositary
At any time, the depositary may resign by delivering notice to us, and we may remove the depositary. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.
Reports
The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required by law, the rules of an applicable securities exchange or our Articles of Incorporation to furnish to the holders of the preferred stock. Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The deposit agreement limits our obligations and the depositary’s obligations to performance in good faith of the duties stated in the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless the holders of depositary shares requesting us to do so furnish us with satisfactory indemnity. In performing our obligations, we and the depositary may rely upon the written advice of our counsel or accountants, on any information that competent people provide to us and on documents that we believe are genuine.
DESCRIPTION OF WARRANTS
We may issue, together with other securities or separately, warrants to purchase our common stock or preferred stock. We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. The warrant agent would act solely as our agent in connection with the warrants of the series being offered and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
This section, along with the description in the applicable prospectus supplement, is a summary of certain provisions of the forms of warrant agreements and warrant certificates and is not complete. We urge you to read any applicable warrant agreements and warrant certificates, because those documents, and not these descriptions, define your rights as a holder of warrants. We will file copies of the forms of the warrant agreements and warrant certificates as exhibits to the registration statement of which this prospectus is a part or an amendment thereto, or as exhibits to a Current Report on Form 8-K.
The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:

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the title of the warrants;

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the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

•
the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

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the price or prices at which the warrants will be issued;

•
the aggregate number of warrants;

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any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

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the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

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if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

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if applicable, a discussion of the material U.S. federal income tax considerations applicable to the warrants;

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any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

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the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

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the maximum or minimum number of warrants which may be exercised at any time;

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whether the warrants are to be issued in registered or bearer form;

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whether the warrants are extendible and the period or periods of such extendibility; and

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information with respect to book-entry procedures, if any.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up, or to exercise voting rights, if any.
Each warrant will entitle the holder thereof to purchase for cash the amount of shares of common stock or preferred stock at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.
Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that holder’s warrant(s).

DESCRIPTION OF DEBT SECURITIES
The following is a description of the material features, terms and provisions of debt securities that we may offer. This summary does not purport to be exhaustive and may not contain all the information that is important to you. Therefore, you should read the applicable prospectus supplement relating to those debt securities and any other offering materials that we may provide.
We may issue debt securities from time to time in one or more series. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of debt securities that we may issue, and neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning debt securities, you are one of our unsecured creditors.
We are a holding company and conduct substantially all of our operations through subsidiaries. As a result, claims of holders of debt securities will generally have a junior position to claims of creditors of our subsidiaries (including, without limitation, the Banks), except to the extent that we may be recognized as a creditor of those subsidiaries. In addition, our right to participate as a shareholder in any distribution of assets of any subsidiary (and thus the ability of holders of debt securities to benefit from such distribution as our creditors) is junior to creditors of each subsidiary, including depositors of the Banks.
We may issue senior debt securities or subordinated debt securities under one or separate indentures, which may be supplemented or amended from time to time. Senior debt securities will be issued under one or more senior indentures, and subordinated debt securities will be issued under one or more subordinated indentures. Any senior debt indentures and subordinated debt indentures are referred to individually in this prospectus as the “indenture” and collectively as the “indentures.” The particular terms of a series of debt securities will be described in a prospectus supplement relating to such series of debt securities. Any indentures will be subject to and governed by the Trust Indenture Act, as amended, and may be supplemented or amended from time to time following their execution and will be filed as exhibits to the registration statement of which this prospectus forms a part or incorporated therein by reference. To the extent we desire any debt securities issued to qualify as regulatory capital, such debt securities must conform to the applicable regulations of our primary bank regulators.
Any indentures will contain the full legal text of the matters described in this section of the prospectus. Because this section is a summary, it does not describe every aspect of the debt securities or any applicable indentures. This summary is therefore subject to and is qualified in its entirety by reference to all the provisions of any applicable indenture, including any definitions of terms used in such indenture. Your rights will be defined by the terms of any applicable indenture, not the summary provided herein. This summary is also subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement or supplements.
The debt securities may be denominated and payable in U.S. dollars. We may also issue debt securities, from time to time, with the principal amount, interest or other amounts payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices, indices or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance. In addition, we may issue debt securities as part of any units issued by us. All references in this prospectus or any prospectus supplement to other amounts will include premiums, if any, other cash amounts payable under the applicable indenture, and the delivery of securities or baskets of securities under the terms of the debt securities. Debt securities may bear interest at a fixed rate, which may be zero, or a floating rate.
Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest or bear interest at below market rates and will be sold at a discount below their stated principal amount. A prospectus supplement relating to an issue of original issue discount securities will contain information relating to United States federal income tax, accounting, and other special considerations applicable to original issue discount securities.
We will set forth in the applicable prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our preferred stock, common stock or other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our preferred stock, common stock or other securities that holders of the series of debt securities receive would be subject to adjustment.
We will generally have no obligation to repurchase, redeem, or change the terms of debt securities upon any event (including a merger, consolidation, change in control or disposition of substantially all of our assets) that might have an adverse effect on our credit quality.
Terms of Debt Securities to be Included in the Prospectus Supplement
The prospectus supplement relating to any series of debt securities that we may offer will set forth the price or prices at which the debt securities will be offered, and will contain the specific terms of the debt securities of that series. These terms may include, without limitation, the following:
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the title of the debt securities and whether they are senior debt securities or subordinated debt securities;

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the amount of debt securities issued and any limit on the amount that may be issued;

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the price(s) (expressed as a percentage of the principal amount) at which the debt securities will be issued;

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if other than the principal amount of those debt securities, the portion of the principal amount payable upon declaration of acceleration of the maturity of those debt securities;

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the maturity date or dates, or the method for determining the maturity date or dates, on which the principal of the debt securities will be payable and any rights of extension;

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the rate or rates, which may be fixed or variable, or the method of determining the rate or rates at which the debt securities will bear interest, if any;

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the date or dates from which any interest will accrue and the date or dates on which any interest will be payable, the regular related record dates and whether we may elect to extend or defer such interest payment dates;

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the place or places where payments will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon us may be served;

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the period or periods within which, the price or prices at which and the other terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option, if we are to have such an option;

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our obligation, if any, to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which, or the date and dates on which, the price or prices at which and the other terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

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the currency or currencies in which the debt securities may be purchased, are denominated and are payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the related terms and conditions, including whether we or the holders of any such debt securities may elect to receive payments in respect of such debt securities in a currency or currency unit other than that in which such debt securities are stated to be payable;

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whether the amount of payments of principal of and premium, if any, or interest, if any, on the debt securities may be determined with reference to an index, formula or other method, which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies or with reference to changes in prices of particular securities or commodities, and the manner in which the amounts are to be determined;

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any additions to, modifications of or deletions from the terms of the debt securities with respect to events of default, amendments, merger, consolidation and sale, or covenants set forth in the applicable indenture;

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whether the debt securities will be in registered or bearer form or both and, if in registered form, their denominations, if other than $1,000 and any integral multiple thereof, and, if in bearer form, their denominations, if other than $5,000, and the related terms and conditions;

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if the debt securities will be issuable only in global form, the depository or its nominee with respect to the debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depository or its nominee;

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the applicability, if any, of the defeasance and covenant defeasance provisions of the indenture and any additional or different terms on which the series of debt securities may be defeased;

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whether and the extent to which the debt securities will be guaranteed, any guarantors and the form of any guarantee;

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whether the debt securities can be converted into or exchanged for other securities of the Company and the related terms and conditions;

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whether the debt securities will be sold as part of units consisting of debt securities and other securities;

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whether the debt securities will be issued in certificated or book-entry form;

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if the debt securities are to be issued upon the exercise of warrants, the time, manner and place for the debt securities to be authenticated and delivered;

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any trustee, depositary, authenticating agent, paying agent, transfer agent, registrar or other agent with respect to the debt securities; and

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any other terms of the debt securities.

DESCRIPTION OF SUBSCRIPTION RIGHTS
The following is a summary of the general terms of the subscription rights to purchase common stock or other securities that we may offer to shareholders using this prospectus. This summary does not purport to be complete in all respects and is subject to and qualified entirely by reference to the applicable forms of subscription agent agreement and subscription certificate for a full description of all terms of any series of subscription rights.
Subscription rights may be issued independently or together with any other security and may or may not be transferable. As part of any subscription rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such subscription rights offering. If we issue subscription rights, they will be governed by a separate subscription agent agreement that we will sign with a bank or trust company to be named in the applicable prospectus supplement that will serve as rights agent. The rights agent will act solely as our agent and will not assume any obligation to any holders of subscription rights certificates or beneficial owners of subscription rights.
The prospectus supplement relating to any subscription rights that we offer will describe the specific terms of the offering and the subscription rights, including the record date for shareholders entitled to the subscription rights distribution, the number of subscription rights issued and the number of shares of common stock or other securities that may be purchased upon exercise of the subscription rights, the exercise price of the subscription rights, the date on which the subscription rights will become effective and the date on which the subscription rights will expire, and any material United States federal income tax considerations.
In general, a subscription right entitles the holder to purchase for cash a specific number of shares of common stock or other securities at a specified exercise price. The rights are normally issued to shareholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we determine to issue subscription rights, we will accompany this prospectus with a prospectus supplement that will describe, among other things:
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the record date for shareholders entitled to receive the subscription rights;

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the number of shares of common stock or other securities that may be purchased upon exercise of each subscription right;

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the exercise price of the subscription rights;

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whether the subscription rights are transferable;

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the period during which the subscription rights may be exercised and when they will expire;

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the steps required to exercise the subscription rights;

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whether the subscription rights include “oversubscription rights” so that the holder may purchase more securities if other holders do not purchase their full allotments; and

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whether we intend to sell the shares of common stock or other securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual “standby” commitment or other arrangement.

If fewer than all of the subscription rights issued in any rights offering are exercised, then we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. After the close of business on the expiration date of a subscription rights offering, all unexercised subscription rights will become void.
GLOBAL SECURITIES
Book-Entry, Delivery and Form
If so provided in a prospectus supplement, the securities initially will be issued in a book-entry form and represented by one or more global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or (“DTC”), and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
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a limited purpose trust company organized under the New York Banking Law;

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a “banking organization” within the meaning of the New York Banking Law;

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a member of the Federal Reserve System;

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a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

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a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended, or (“Exchange Act”).

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Participants of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.
Conveyance of notices and other communications by DTC or direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depository or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchases of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
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DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

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we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

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an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
Other
The information in this section of this prospectus concerning DTC and its book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC are solely within the control of DTC and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee, nor any broker, dealer, underwriter or agent of ours involved in the offer or sale of any offered securities, has any control over DTC and none of us or them takes any responsibility for DTC’s activities. You are urged to contact DTC or its participants directly to discuss those matters. In addition, although we expect that DTC will perform the foregoing procedures, DTC is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor the trustee nor any agent of ours or of the trustee, nor any broker, dealer, underwriter or agent of ours involved in the offer or sale of any offered securities, will have any responsibility for the performance or nonperformance by DTC or its participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION
We may sell the securities being offered hereby, from time to time, by one or more of the following methods, or any combination thereof:
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to or through underwriters or dealers, with or without an underwriting syndicate, for them to offer and sell to the public;

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directly to one or more purchasers in negotiated purchases or in competitively bid transactions;

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through designated agents;

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directly to holders of warrants exercisable for our securities upon the exercise of such warrants; or

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through a combination of any of these methods of sale.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering. We will set forth the terms of the offering of securities in a prospectus supplement, including:
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the name or names of any underwriters, dealers, or agents and the type and amounts of securities underwritten or purchased by each of them;

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the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to underwriters or dealers; and

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any delayed delivery arrangements.

The offer and sale of the securities described in this prospectus by us, the underwriters, or the third parties described above may be effected from time to time in one or more transactions, either:
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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to the prevailing market prices; or

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at negotiated prices.

Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.
Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of our common stock, which are listed on Nasdaq. Any common stock sold pursuant to a prospectus supplement will be listed on Nasdaq, subject to official notice of issuance. We may elect to list any series of preferred stock on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.
If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.
If we use dealers in the sale of securities, we will sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. We may solicit offers to purchase the securities directly, and we may sell the securities directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to any resales of those securities. The terms of these sales will be described in the applicable prospectus supplement. If we use agents in the sale of securities, unless otherwise indicated in the prospectus supplement, they will use their reasonable best efforts to solicit purchases for the period of their appointment. Unless otherwise indicated in a prospectus supplement, if we sell directly, no underwriters, dealers or agents would be involved. We will not make an offer of securities in any jurisdiction that does not permit such an offer.
We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.
We may authorize underwriters, dealers, or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.
Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.
In connection with any offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases of the offered securities or any underlying securities made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on an exchange or admitted for trading on an automated quotation system, in the over-the-counter market, or otherwise.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates in connection with those derivatives, then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).
LEGAL MATTERS
Stevens & Lee, P.C., Reading, Pennsylvania, will pass upon certain legal matters with respect to the securities offered by us from time to time pursuant to this prospectus, unless we indicate otherwise in a prospectus supplement.
The name of the law firm advising any underwriters or agents with respect to certain issues relating to any offering will be set forth in the applicable prospectus supplement.
EXPERTS
The financial statements as of December 31, 2022 and 2021 and for each of the three years in the period ended December 31, 2022, included in our Annual Report on Form 10-K for the year ended December 31, 2022, have been incorporated by reference in this Prospectus and have been so incorporated in reliance on the reports of S.R. Snodgrass, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.